Exhibit 10.2

SECURITY AGREEMENT

THIS AGREEMENT (hereinafter, this "Agreement"), is made and entered into as of the 20th day of April, 2011, by and between RED ROCK PICTURES HOLDINGS INC., a Nevada corporation (hereinafter "Debtor"), and CRISNIC FUND, SA, a Costa Rican company (hereinafter "Secured Party"), in conjunction with that certain Convertible Promissory Note (hereinafter "Note") dated and executed concurrently herewith, which memorializes a loan from Secured Party, provides as follows:

In consideration of the loan by Secured Party, the mutual promises contained herein, and other valuable consideration, Debtor, by this instrument, grants a security interest in and to the collateral described in detail on Exhibit "A" attached hereto, for the duration of the term of the Note, on the following terms and conditions.

I. DEFINITIONS

As used in this Agreement:

a.	"Collateral" means receivables and their proceeds, all inventory of the collateral and their proceeds and all equipment and its proceeds.

b.	"Debtor" means the owner of the collateral.

c.
"Indebtedness" means Debtor's obligations, obligations representing the purchase price of property other than accounts payable arising in connection with the purchase of inventory on terms customary in the trade, and obligations under leases that would be capitalized in accordance with generally accepted accounting principles.

d.	"Lien" means any security interest, mortgage, pledge, lien, attachment, claim, charge, encumbrance, agreement retaining title, or lessor's interest covering the collateral.

e.
"Obligations" means existing and future indebtedness and liability of Debtor to Secured Party, including attorneys' fees incurred by Secured Party in enforcing this Agreement or collecting payment under it, except obligations subject to the disclosure requirements of the Consumer Credit Protection Act.

f.
"Potential Default" means an event or omission that would be a default under this Agreement or any other document evidencing or creating security for the obligation, except for the passage of time or the giving of notice.

II. GRANT OF SECURITY INTEREST

Debtor grants Secured Party a security interest in the Collateral to secure payment of the obligations.

III. DEBTOR'S COVENANTS

Debtor promises:

a.	To pay the Obligations to Secured Party when they are due;

b.	To pay all expenses, including attorneys' fees, incurred by Secured Party in the perfection, preservation, realization, enforcement, and exercise of its rights under this Agreement;

c.	To indemnify Secured Party against loss of any kind, including reasonable attorneys' fees, caused to Secured Party by reason of its interest in the Collateral;

d.	To conduct Debtor's business efficiently and without voluntary interruption;

e.	To preserve all rights, privileges, and franchises held by Debtor's business;

f.	To keep Debtor's business property in good repair;

g.	To pay all taxes when due;

h.	To give Secured Party notice of any litigation that may have a material adverse effect on the business;

i.	Not to change the name or place of business, or to use a fictitious business name, without first notifying Secured Party in writing;

j.	Not to sell, lease, transfer, or otherwise dispose of the Collateral;

k.	Not to permit liens on the collateral, except existing liens, current tax liens, and purchase-money liens;

l.	Not to use the collateral for any unlawful purpose or in any way that would void any effective insurance;

m.	To permit Secured Party, its representatives, and its agents to inspect the Collateral at any time, and to make copies of records pertaining to it, at reasonable times at Secured Party's request;

n.	To perform all acts necessary to maintain, preserve, and protect the Collateral;

o.	Not to move the Collateral from the locations where it is now situated without first obtaining Secured Party's agreement in writing;

p.	To notify Secured Party promptly in writing of any default, potential default, or any development that might have a material adverse effect on the Collateral;

q.	To execute and deliver to Secured Party all financing statements and other documents that Secured Party requests, in order to maintain a first perfected security interest in the Collateral;

r.	To furnish Secured Party the reports relating to the collateral at Secured Party's request;

s.	To receive and use reasonable diligence in collecting the proceeds, and to deliver the proceeds required to be delivered by this Agreement promptly to Secured Party;

t.	Not to commingle the proceeds with other property or proceeds;

u.	To keep complete and accurate records of the proceeds, in accordance with generally accepted accounting principles; and

v.	To provide any service and perform any other acts necessary to keep the Collateral free and clear of defenses, rights of set-off, and counterclaims.

IV. APPOINTMENT OF ATTORNEY-IN-FACT

Debtor hereby appoints Reno Rolle or any other person whom Secured Party may designate, as Debtor's attorney-in-fact, with the following powers:

a.	To perform any of Debtor's obligations under the agreement in Debtor's name or otherwise;

b.	To give notice of Debtor's right to payment, to enforce that right, and to make extension agreements with respect to it;

c.
To release persons liable on rights to payment, to compromise disputes with those persons, and to surrender security, all as Secured Party determines in its sole discretion when acting in good faith based on information known to it when it acts;

d.
To prepare and file financing statements, continuation statements, statements of assignment, termination statements, and the like, as necessary to perfect, protect, preserve or release Secured Party's interest in the collateral;

e.	To endorse Debtor's name on instruments, documents, or other forms of payment or security that come into Secured Party's possession;

f.	To take cash in payment of obligations;

g.	To verify information concerning rights to payment by inquiry in its own name or in a fictitious name; and

h.	To prepare, execute, and deliver insurance forms; to adjust insurance claims; to receive payment under insurance claims; and to apply such payment to reduce Debtor's obligation.

V. REPRESENTATIONS OF DEBTOR

Debtor covenants, warrants, and represents as follows:

a.
Debtor is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all necessary authority to conduct its business wherever it is conducted.

b.
Debtor has been authorized to execute and deliver this Agreement The Agreement is a valid and binding obligation of Debtor. The agreement creates a perfected, first priority security interest enforceable against the collateral in which Debtor now has rights, and will create a perfected, first priority security interest enforceable against the collateral in which Debtor later acquires rights, when Debtor acquires those rights.

c.
Neither the execution and delivery of this Agreement, nor the taking of any action in compliance with it, will (1) violate or breach any law, regulation, rule, order, or judicial action binding on Debtor, any agreement to which Debtor is a party, Debtor's articles of incorporation or bylaws; or (2) result in the creation of a lien against the collateral except that created by this Agreement.

d.	No default or potential default exists.

e.	Debtor owns and has possession of the collateral, subject only to those liens and adverse claims identified in the schedule attached as Exhibit A.

VI. COLLATERAL; FIXTURES

If any of the Collateral consists of fixtures, the Collateral subject to this Agreement includes those fixtures. Debtor has provided Secured Party all information needed to make the fixture filings required to give Secured Party's security interest in that fixture Collateral priority over all third parties with an interest in the real property to which the fixtures are attached.

VII. TERMINATION OF THIS AGREEMENT

This Agreement will continue in effect even though from time to time there may be no outstanding obligations or commitments under this Agreement. The Agreement will terminate when (a) Debtor completes performance of all obligations to Secured Party, including without limitation the repayment of all indebtedness by Debtor to Secured Party; (b) Secured Party has no commitment that could give rise to an obligation; and (c) Debtor has notified Secured Party in writing of the termination.

VIII. DEFAULT

Debtor will be in default under this Agreement if:

a.	Debtor fails to pay any installment on the Note when due, or its entire indebtedness to Secured Party when due, at stated maturity, on accelerated maturity, or otherwise;

b.	Debtor fails to make any remittances required by this Agreement;

c.
Debtor commits any breach of this Agreement, or any present or future rider or supplement to this Agreement, or any other agreement between Debtor and Secured Party evidencing the obligation or securing it;

d.	Any warranty, representation, or statement, made by or on behalf of Debtor in or with respect to the Agreement, is false;

e.	The collateral is lost, stolen, or damaged;

f.	There is a seizure or attachment of, or a levy on, the collateral; or

g.
Debtor ceases operations, is dissolved, terminates its existence, does or fails to do anything that allows obligations to become due before their stated maturity, or becomes insolvent or unable to meet its debts as they mature.

IX. EVENT OF DEFAULT

When an event of default occurs:

a. Secured creditor may:

(1) Declare the obligations immediately due and payable without demand, presentment, protest, or notice to Debtor, all of which Debtor expressly waives;

(2) Terminate any obligation to make future advances;

(3) Exercise all rights and remedies available to a secured creditor after default, including but not limited to the rights and remedies of secured creditors under the California Uniform Commercial Code; and/or

(4) Perform any of Debtor's obligations under this Agreement for Debtor's account. Any money expended or obligations incurred in doing so, including reasonable attorneys' fees and interest at the highest rate permitted by law, will be charged to Debtor and added to the obligation secured by this Agreement.

b. Foreclose on the collateral, by seizure and disposition of the collateral. Debtor must:

(1) Assemble the Collateral and make it and all records relating to it available to Secured Party as Secured Party directs.

(2) Allow Secured Party, its representatives, and its agents to enter the premises where all or any part of the Collateral, the records, or both may be, and remove any or all of it.

X. NOTICES

Notices under this Agreement are considered to be served three (3) days after they are deposited by international courier, fees prepaid, addressed to the Debtor at 6019 Olivas Park Drive, Suite C, Ventura, CA 93003.

XI. MISCELLANEOUS PROVISIONS

a.	Debtor will pay all costs and expenses of collection, including reasonable attorneys' fees.

b.	No waiver by Secured Party of any breach or default will be a waiver of any breach or default occurring later. A waiver will be valid only it is in writing and signed by Secured Party.

c.	Debtor's representations and warranties made in this Agreement will survive its execution, delivery, and termination.

d.	This Agreement will bind and benefit the successors and assignees of the parties, but Debtor may not assign its tights under the Agreement without Secured Party's prior written consent.

e.	This contract will be governed by the laws of the State of California, without regard to the application of principles of conflict of laws.

f.	This Agreement is the entire agreement, and supersedes any prior agreement or understandings, between Secured Party and Debtor relating to the collateral.

g.	In the event any dispute surrounding this Agreement shall arise between the parties, it shall be resolved by binding arbitration in the Republic of Costa Rica. The language for any such arbitration proceeding shall be English.

Dated:	4-29-11

RED ROCK PICTURES HOLDINGS, INC.

By:	/s/ Reno Rollé
Reno Rollé, CEO/ Attorney in Fact

LENDER

By:	/s/ Anthony Gentile
Anthony Gentile, President